Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2014, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-194280) and related Prospectus of Griffin Capital Essential Asset REIT II, Inc. dated November 26, 2014.

/s/ Ernst & Young LLP

Irvine, California
November 25, 2014